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                                                                                        Cumulative
                                       Three Months Ended              Nine Months Ended        March 31,1995
                                            March 31,                      March 31,            (Inception)To
                                        1997           1998            1997           1998      March 31, 1998
Computation of Loss Per Share
Net loss                            $    (  764)   $   ( 1,173)    $   ( 2,782)   $   ( 3,282)   $   ( 11,790)
Preferred Stock Dividends                (   67)       (    86)        (   138)       (   245)       (    433)
Net Loss with Preferred Stock
  Dividends                         $    (  831)   $   ( 1,259)    $   ( 2,920)   $   ( 3,527)   $   ( 12,223)

Loss Per Share                      $     (0.08)   $     (0.07)    $     (0.27)   $     (0.21)   $      (1.02)

Weighted Average Common
  Shares Outstanding                 10,866,785     17,365,101      10,989,494     16,765,123      12,026,348

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